UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States 12 Month Oil Fund, LP

March 30, 2017

Dear United States 12 Month Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2016 financial statements for the United States 12 Month Oil Fund, LP (ticker symbol “USL”). We have mailed this statement to all investors in USL who held shares as of December 31, 2016 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current USL Privacy Policy. Additional information concerning USL’s 2016 results may be found by referring to USL’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USL’s website at www.uscfinvestments.com. You may also call USL at 1-800-920-0259 to speak to a representative and request additional material, including a current USL Prospectus.

United States Commodity Funds LLC is the general partner of USL. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Diesel-Heating Oil Fund, LP	(ticker symbol: UHN)	United States Copper Index Fund	(ticker symbol: CPER)
United States Short Oil Fund, LP	(ticker symbol: DNO)	United States Agriculture Index Fund	(ticker symbol: USAG)

Information about these other funds is contained within the Annual Report as well as in the current USL Prospectus. Investors in USL who wish to receive additional information about these other funds may do so by going to their website.* The website may be found at www.uscfinvestments.com.

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in USL.

Regards,

/s/ John P. Love
John P. Love
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY

UNITED STATES COMMODITY FUNDS LLC

Introduction

This document sets forth the Sixth Amended Privacy Policy of United States Commodity Funds LLC (the “Company”), adopted on December 6, 2008, last amended on March 20, 2014. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Index Funds Trust”), and each series therein and (ii) each of the funds for which the Company serves as the general partner or serves as sponsor (each a “Fund” and together, the “Funds” as defined in Appendix A, which may be amended from time to time), each as referenced above relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information. The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below. Specifically, the Company may share nonpublic personal information in the following situations:

•	To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The Company may also share information in connection with the servicing or processing of the Index Funds Trust and Fund transactions.
•	To respond to subpoenas, court orders, judicial process or regulatory authorities;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and
•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors. The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future. The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change. In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

APPENDIX A

UNITED STATES COMMODITY FUNDS LLC,

GENERAL PARTNER OF

UNITED STATES OIL FUND, LP,

UNITED STATES NATURAL GAS FUND, LP,

UNITED STATES 12 MONTH OIL FUND, LP,

UNITED STATES GASOLINE FUND, LP,

UNITED STATES DIESEL-HEATING OIL FUND, LP,

UNITED STATES SHORT OIL FUND, LP,

UNITED STATES 12 MONTH NATURAL GAS FUND, LP,

UNITED STATES BRENT OIL FUND, LP,

AND

SPONSOR OF

UNITED STATES COMMODITY INDEX FUND,

UNITED STATES COPPER INDEX FUND,

UNITED STATES AGRICULTURE INDEX FUND,

EACH A SERIES OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

UNITED STATES 12 MONTH OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2016, 2015 and 2014

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2016, 2015 and 2014 is accurate and complete.

By United States Commodity Funds LLC, as General Partner of United States 12 Month Oil Fund, LP

By:	/s/ John P. Love
John P. Love
President & CEO of United States Commodity Funds LLC

Spicer Jeffries LLP
Certified Public Accountants

5251 SOUTH QUEBEC STREET, SUITE 200
GREENWOOD VILLAGE, COLORADO 80111
TELEPHONE: (303) 753-1959
FAX: (303) 753-0338
www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States 12 Month Oil Fund, LP

We have audited the accompanying statements of financial condition of United States 12 Month Oil Fund, LP (the “Fund”) as of December 31, 2016 and 2015, including the schedule of investments as of December 31, 2016 and 2015, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2016, 2015 and 2014. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States 12 Month Oil Fund, LP as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016, 2015 and 2014, in conformity with accounting principles generally accepted in the United States of America.

We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 10, 2017 expressed an unqualified opinion on the Fund’s internal control over financial reporting.

Greenwood Village, Colorado
March 10, 2017

United States 12 Month Oil Fund, LP

Statements of Financial Condition

At December 31, 2016 and 2015

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents (Notes 2 and 5)	$117,373,323	$61,380,282
Equity in trading accounts:
Cash and cash equivalents	6,997,275	29,320,958
Unrealized gain (loss) on open commodity futures contracts	17,277,775	(19,971,629)
Dividends receivable	10,794	204

Total assets	$141,659,167	$70,729,815

Liabilities and Partners’ Capital
Payable due to Broker	$15,112,791	$—
General Partner management fees payable (Note 3)	64,286	34,039
Professional fees payable	80,375	153,445
Brokerage commissions payable	7,362	5,162
Directors’ fees and insurance payable	1,439	742
License fees payable	5,106	2,830

Total liabilities	15,271,359	196,218

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	—	—
Limited Partners	126,387,808	70,533,597
Total Partners’ Capital	126,387,808	70,533,597

Total liabilities and partners’ capital	$141,659,167	$70,729,815

Limited Partners’ shares outstanding	6,200,000	4,150,000
Net asset value per share	$20.39	$17.00
Market value per share	$20.40	$17.02

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Schedule of Investments

At December 31, 2016

	Number of Contracts	Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Long
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2017 contracts, expiring January 2017	187	$2,059,926	1.63
NYMEX WTI Crude Oil Futures CL March 2017 contracts, expiring February 2017	187	2,424,806	1.92
NYMEX WTI Crude Oil Futures CL April 2017 contracts, expiring March 2017	188	1,933,441	1.53
NYMEX WTI Crude Oil Futures CL May 2017 contracts, expiring April 2017	187	2,429,297	1.92
NYMEX WTI Crude Oil Futures CL June 2017 contracts, expiring May 2017	187	1,574,732	1.25
NYMEX WTI Crude Oil Futures CL July 2017 contracts, expiring June 2017	187	726,532	0.57
NYMEX WTI Crude Oil Futures CL August 2017 contracts, expiring July 2017	188	881,185	0.70
NYMEX WTI Crude Oil Futures CL September 2017 contracts, expiring August 2017	187	1,624,743	1.29
NYMEX WTI Crude Oil Futures CL October 2017 contracts, expiring September 2017	188	1,371,537	1.08
NYMEX WTI Crude Oil Futures CL November 2017 contracts, expiring October 2017	187	526,465	0.42
NYMEX WTI Crude Oil Futures CL December 2017 contracts, expiring November 2017	187	1,344,406	1.06
NYMEX WTI Crude Oil Futures CL January 2018 contracts, expiring December 2017	187	380,705	0.30
Total Open Futures Contracts*	2,247	$17,277,775	13.67

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.34%, 1/05/2017	$3,000,000	$2,999,887	2.37
0.43%, 1/19/2017	1,000,000	999,787	0.79
0.36%, 1/26/2017	4,000,000	3,999,000	3.16
0.40%, 2/02/2017	3,000,000	2,998,933	2.37
0.42%, 2/09/2017	2,000,000	1,999,090	1.58
0.45%, 2/16/2017	3,000,000	2,998,275	2.37
0.45%, 2/23/2017	2,000,000	1,998,690	1.58
0.45%, 3/02/2017	2,000,000	1,998,500	1.58
0.47%, 3/09/2017	3,000,000	2,997,376	2.37
0.50%, 3/16/2017	3,000,000	2,996,901	2.37
0.45%, 3/23/2017	2,000,000	1,997,997	1.58
0.43%, 3/30/2017	3,000,000	2,996,847	2.37
0.46%, 4/06/2017	3,000,000	2,996,398	2.37
0.47%, 4/13/2017	3,000,000	2,996,005	2.37
0.46%, 4/20/2017	3,000,000	2,995,867	2.37
0.47%, 4/27/2017	3,000,000	2,995,505	2.37
0.49%, 5/04/2017	3,000,000	2,994,952	2.37
0.55%, 5/11/2017	2,000,000	1,996,064	1.58
0.60%, 5/18/2017	3,000,000	2,993,207	2.37
0.61%, 5/25/2017	3,000,000	2,992,710	2.37
0.60%, 6/01/2017	3,000,000	2,992,513	2.37
0.62%, 6/08/2017	4,000,000	3,989,203	3.16
0.65%, 6/15/2017	3,000,000	2,991,131	2.37
0.64%, 6/22/2017	3,000,000	2,990,827	2.37
0.60%, 6/29/2017	3,000,000	2,991,050	2.37
Total Treasury Obligations		69,896,715	55.30

United States - Money Market Funds
Fidelity Investments Money Market Funds (formerly Fidelity Institutional Money Market Funds) - Government Portfolio	18,000,000	18,000,000	14.24
Goldman Sachs Financial Square Funds - Government Fund - Class FS	10,000,000	10,000,000	7.91
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	7,000,000	7,000,000	5.54
Wells Fargo Advantage Government Money Market Fund - Class I	2,000,000	2,000,000	1.59
Total Money Market Funds		37,000,000	29.28
Total Cash Equivalents		$106,896,715	84.58

* Collateral amounted to $6,997,275 on open futures contracts.

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Schedule of Investments

At December 31, 2015

	Number of Contracts	Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Futures Contracts - Long
United States Contracts
NYMEX WTI Crude Oil Futures CL February 2016 contracts, expiring January 2016	143	$(2,172,840)	(3.08)
NYMEX WTI Crude Oil Futures CL March 2016 contracts, expiring February 2016	142	(2,320,900)	(3.29)
NYMEX WTI Crude Oil Futures CL April 2016 contracts, expiring March 2016	143	(2,337,474)	(3.31)
NYMEX WTI Crude Oil Futures CL May 2016 contracts, expiring April 2016	142	(2,220,728)	(3.15)
NYMEX WTI Crude Oil Futures CL June 2016 contracts, expiring May 2016	143	(2,604,304)	(3.69)
NYMEX WTI Crude Oil Futures CL July 2016 contracts, expiring June 2016	142	(2,260,725)	(3.21)
NYMEX WTI Crude Oil Futures CL August 2016 contracts, expiring July 2016	143	(1,654,528)	(2.35)
NYMEX WTI Crude Oil Futures CL September 2016 contracts, expiring August 2016	142	(1,081,651)	(1.53)
NYMEX WTI Crude Oil Futures CL October 2016 contracts, expiring September 2016	143	(1,055,182)	(1.50)
NYMEX WTI Crude Oil Futures CL November 2016 contracts, expiring October 2016	142	(1,188,677)	(1.69)
NYMEX WTI Crude Oil Futures CL December 2016 contracts, expiring November 2016	143	(833,160)	(1.18)
NYMEX WTI Crude Oil Futures CL January 2017 contracts, expiring December 2016	142	(241,460)	(0.34)
Total Open Futures Contracts*	1,710	$(19,971,629)	(28.32)

	Principal	Market
	Amount	Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.13%, 1/21/2016	$2,000,000	$1,999,861	2.84
0.15%, 1/28/2016	2,000,000	1,999,782	2.84
0.19%, 2/04/2016	2,000,000	1,999,651	2.84
0.22%, 2/11/2016	2,000,000	1,999,510	2.84
0.20%, 2/18/2016	2,000,000	1,999,467	2.84
0.20%, 2/25/2016	1,000,000	999,702	1.42
0.23%, 3/03/2016	2,000,000	1,999,216	2.83
0.26%, 3/10/2016	2,000,000	1,999,023	2.83
0.24%, 3/17/2016	2,000,000	1,998,987	2.83
0.09%, 3/24/2016	2,000,000	1,999,608	2.84
0.07%, 3/31/2016	2,000,000	1,999,675	2.84
0.07%, 4/07/2016	2,000,000	1,999,623	2.84
0.07%, 4/14/2016	3,000,000	2,999,437	4.25
0.11%, 4/21/2016	2,000,000	1,999,322	2.83
0.21%, 4/28/2016	1,000,000	999,312	1.42
0.26%, 5/05/2016	2,000,000	1,998,194	2.83
0.33%, 5/12/2016	2,000,000	1,997,580	2.83
0.31%, 5/19/2016	2,000,000	1,997,606	2.83
0.35%, 5/26/2016	2,000,000	1,997,161	2.83
0.43%, 6/02/2016	2,000,000	1,996,387	2.83
0.52%, 6/09/2016	2,000,000	1,995,378	2.83
0.48%, 6/16/2016	1,000,000	997,773	1.41
0.46%, 6/23/2016	1,000,000	997,801	1.41
0.47%, 6/30/2016	3,000,000	2,992,986	4.24
Total Treasury Obligations		45,963,042	65.17

United States - Money Market Funds
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	5,000,000	5,000,000	7.09
Wells Fargo Advantage Government Money Market Fund - Class I	2,000,000	2,000,000	2.83
Total Money Market Funds		7,000,000	9.92
Total Cash Equivalents		$52,963,042	75.09

* Collateral amounted to $29,320,958 on open futures contracts.

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Statements of Operations

For the years ended December 31, 2016, 2015 and 2014

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed futures contracts	$(7,435,894)	$(24,569,061)	$402,190
Change in unrealized gain (loss) on open futures contracts	37,249,404	(2,875,569)	(18,738,510)
Dividend income	69,128	5,737	10,129
Interest income	280,850	43,003	5,708
ETF transaction fees	15,750	16,450	3,150

Total income (loss)	30,179,238	(27,379,440)	(18,317,333)

Expenses
General Partner management fees (Note 3)	668,511	433,957	316,392
Professional fees	87,599	101,867	142,796
Brokerage commissions	22,207	19,025	4,643
Directors’ fees and insurance	10,843	9,808	15,649
License fees	16,713	10,849	7,910
Registration fees	—	—	1,350

Total expenses	805,873	575,506	488,740

Net income (loss)	$29,373,365	$(27,954,946)	$(18,806,073)
Net income (loss) per limited partnership share	$3.39	$(9.59)	$(16.24)
Net income (loss) per weighted average limited partnership share	$4.69	$(8.87)	$(14.92)
Weighted average limited partnership shares outstanding	6,263,251	3,151,781	1,260,685

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Statements of Changes in Partners’ Capital

For the years ended December 31, 2016, 2015 and 2014

	General Partner	Limited Partners	Total
Balances, at December 31, 2013	$—	$62,104,366	$62,104,366
Addition of 250,000 partnership shares	—	6,837,236	6,837,236
Redemption of 300,000 partnership shares	—	(12,902,604)	(12,902,604)
Net income (loss)	—	(18,806,073)	(18,806,073)

Balances, at December 31, 2014	—	37,232,925	37,232,925
Addition of 3,850,000 partnership shares	—	87,966,232	87,966,232
Redemption of 1,100,000 partnership shares	—	(26,710,614)	(26,710,614)
Net income (loss)	—	(27,954,946)	(27,954,946)

Balances, at December 31, 2015	—	70,533,597	70,533,597
Addition of 3,600,000 partnership shares	—	56,075,976	56,075,976
Redemption of 1,550,000 partnership shares	—	(29,595,130)	(29,595,130)
Net income (loss)	—	29,373,365	29,373,365

Balances, at December 31, 2016	$—	$126,387,808	$126,387,808

Net Asset Value Per Share:
At December 31, 2013			$42.83
At December 31, 2014			$26.59
At December 31, 2015			$17.00
At December 31, 2016			$20.39

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP

Statements of Cash Flows

For the years ended December 31, 2016, 2015 and 2014

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Cash Flows from Operating Activities:
Net income (loss)	$29,373,365	$(27,954,946)	$(18,806,073)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
(Increase) decrease in commodity futures trading account - cash and cash equivalents	22,323,683	(9,535,467)	(16,237,347)
Unrealized (gain) loss on open futures contracts	(37,249,404)	2,875,569	18,738,510
(Increase) decrease in dividends receivable	(10,590)	436	578
(Increase) decrease in ETF transaction fees receivable	—	350	—
Increase (decrease) in payable due to Broker	15,112,791	—	—
Increase (decrease) in General Partner management fees payable	30,247	16,068	(14,893)
Increase (decrease) in professional fees payable	(73,070)	(76,611)	(61,346)
Increase (decrease) in brokerage commissions payable	2,200	3,150	(200)
Increase (decrease) in directors’ fees and insurance payable	697	726	(1,046)
Increase (decrease) in license fees payable	2,276	1,118	(1,075)
Increase (decrease) in registration fees payable	—	—	(153)
Net cash provided by (used in) operating activities	29,512,195	(34,669,607)	(16,383,045)

Cash Flows from Financing Activities:
Addition of partnership shares	56,075,976	89,295,970	5,507,498
Redemption of partnership shares	(29,595,130)	(26,710,614)	(15,044,128)
Net cash provided by (used in) financing activities	26,480,846	62,585,356	(9,536,630)

Net Increase (Decrease) in Cash and Cash Equivalents	55,993,041	27,915,749	(25,919,675)

Cash and Cash Equivalents, beginning of year	61,380,282	33,464,533	59,384,208
Cash and Cash Equivalents, end of year	$117,373,323	$61,380,282	$33,464,533

See accompanying notes to financial statements.

United States 12 Month Oil Fund, LP
Notes to Financial Statements
For the years ended December 31, 2016, 2015 and 2014

NOTE 1 - ORGANIZATION AND BUSINESS

The United States 12 Month Oil Fund, LP (“USL”) was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007. USL is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, USL’s shares traded on the American Stock Exchange (the “AMEX”). USL will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Second Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013 (the “LP Agreement”). The investment objective of USL is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the average of the prices of the 12 futures contracts for light, sweet crude oil traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Oil Futures Contracts”), plus interest earned on USL’s collateral holdings, less USL’s expenses. When calculating the daily movement of the average price of the 12 contracts, each contract month will be equally weighted. It is not the intent of USL to be operated in a fashion such that the per share NAV will equal, in dollar terms, the spot price of light, sweet crude oil or any particular futures contract based on light, sweet crude oil, nor is USL’s investment objective for the percentage change in its per share NAV to reflect the percentage change of the price of any particular futures contracts as measured over a time period greater than one day. United States Commodity Funds LLC (“USCF”), the general partner of USL, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Oil Futures Contracts (as defined below) and Other Oil-Related Investments (as defined below). USL accomplishes its objective through investments in futures contracts for light, sweet crude oil, and other types of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and over-the-counter (“OTC”) transactions that are based on the price of crude oil, diesel-heating oil, gasoline, natural gas and other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”). As of December 31, 2016, USL held 2,247 Oil Futures Contracts for light, sweet crude oil traded on the NYMEX and did not hold any Oil Futures Contracts traded on the ICE Futures.

USL commenced investment operations on December 6, 2007 and has a fiscal year ending on December 31. USCF is responsible for the management of USL. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the AMEX under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and the USCF Canadian Crude Oil Index Fund (“UCCO”), each a series of the United States Commodity Index Funds Trust. USCI, CPER and USAG listed their shares on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011 and “USAG” on April 13, 2012, respectively. UCCO is currently in registration.

All funds listed previously, other than UCCO, are referred to collectively herein as the “Related Public Funds.” In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware statutory trust, and each of its series, the REX S&P MLP Fund, the REX S&P MLP Inverse Fund, the United States 3X Oil Fund and the United States 3X Short Oil Fund, all of which are funds that are currently in registration and have not commenced operations. The funds that are series of the USCF Funds Trust (the “REX Funds”) are not included in the Related Public Funds.

USL issues shares to certain Authorized Participants (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Participants pay USL a $350 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 50,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of USL but rather at market prices quoted on such exchange.

In December 2007, USL initially registered 11,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (“the SEC”). On December 6, 2007, USL listed its shares on the AMEX under the ticker symbol “USL” and switched to trading on the NYSE Arca under the same ticker symbol on November 25, 2008. On that day, USL established its initial per share NAV by setting the price at $50.00 and issued 300,000 shares in exchange for $15,000,000. USL also commenced investment operations on December 6, 2007 by purchasing Oil Futures Contracts traded on the NYMEX based on light, sweet crude oil. As of December 31, 2016, USL had registered a total of 111,000,000 shares.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. USL is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. In addition, USL earns income on funds held at the custodian or futures commission merchant (“FCM”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USL is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, USL is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. USL files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. USL is not subject to income tax return examinations by major taxing authorities for years before 2013. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in USL recording a tax liability that reduces net assets. However, USL’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. USL recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2016.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USL receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in USL’s statements of financial condition as receivable for shares sold, and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay USL a transaction fee of $1,000 for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USL in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share Net Asset Value (“NAV”)

USL’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. USL uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2016.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by USL. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of USL in accordance with the objectives and policies of USL. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USL. For these services, USL is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

USL pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2016, 2015 and 2014, USL incurred $0, $0 and $1,350, respectively, in registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

USL is responsible for paying its portion of the directors’ and officers’ liability insurance for USL and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of USL and the Related Public Funds. USL shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2016 were $582,050 for USL and the Related Public Funds. USL’s portion of such fees and expenses for the year ended December 31, 2016 was $10,843. For the year ended December 31, 2015 these fees and expenses were $569,303 for USL and the Related Public Funds. USL’s portion of such fees and expenses for the year ended December 31, 2015 was $9,808. For the year ended December 31, 2014 these fees and expenses were $567,863 for USL and the Related Public Funds. USL’s portion of such fees and expenses for the year ended December 31, 2014 was $15,649.

Licensing Fees

As discussed in Note 4 below, USL entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, USL and the Related Public Funds, other than BNO, USCI, CPER, and USAG, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2016, 2015 and 2014, USL incurred $16,713, $10,849, and $7,910, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USL’s audit expenses and tax accounting and reporting requirements are paid by USL. These costs were approximately $153,000 for the year ended December 31, 2016, approximately $100,000 for the year ended December 31, 2015, and approximately $169,000 for the year ended December 31, 2014. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees

In addition to the fees described above, USL pays all brokerage fees and other expenses in connection with the operation of USL, excluding costs and expenses paid by USCF as outlined in “Note 4 – Contracts and Agreements” below.

NOTE 4 - CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

USL is party to a marketing agent agreement, dated as of November 13, 2007, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for USL as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on USL’s assets up to $3 billion and 0.04% on USL’s assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution related services exceed 10% of the gross proceeds of USL’s offering.

The above fees do not include website construction and development, which are also borne by USCF.

Brown Brothers Harriman & Co. Agreements

USL is also party to a custodian agreement, dated October 5, 2007, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of USL. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, USL is party to an administrative agency agreement, dated October 5, 2007, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USL. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USL and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays BBH&Co. transaction fees ranging from $7 to $15 per transaction.

Brokerage and Futures Commission Merchant Agreements

On October 8, 2013, USL entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as USL’s FCM effective October 10, 2013. The agreement with RBC requires it to provide services to USL in connection with the purchase and sale of Oil Futures Contracts and Other Oil-Related Investments that may be purchased and sold by or through RBC Capital for USL’s account. In accordance with the agreement, RBC Capital charges USL commissions of approximately $7 to $8 per round-turn trade, including applicable exchange and NFA fees for Oil Futures Contracts and options on Oil Futures Contracts. Such fees include those incurred when purchasing Oil Futures Contracts and options on Oil Futures Contracts when USL issues shares as a result of a Creation Basket, as well as fees incurred when selling Oil Futures Contracts and options on Oil Futures Contracts when USL redeems shares as a result of a Redemption Basket. Such fees are also incurred when Oil Futures Contracts and options on Oil Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. USL also incurs commissions to brokers for the purchase and sale of Oil Futures Contracts, Other Oil-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	For the Year Ended December 31, 2016	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Total commissions accrued to brokers	$22,207	$19,025	$4,643
Total commissions as annualized percentage of average total net assets	0.02%	0.03%	0.01%
Commissions accrued as a result of rebalancing	$17,872	$11,997	$3,665
Percentage of commissions accrued as a result of rebalancing	80.48%	63.06%	78.94%
Commissions accrued as a result of creation and redemption activity	$4,335	$7,028	$978
Percentage of commissions accrued as a result of creation and redemption activity	19.52%	36.94%	21.06%

The increase in total commissions accrued to brokers was primarily due to the increase in USL’s size during the year ended December 31, 2016, as compared to the year ended December 31, 2015. The increase in total commissions accrued to brokers for the year ended December 31, 2015 as compared to the year ended December 31, 2014, was primarily due to the increase in USL’s size. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

NYMEX Licensing Agreement

USL and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby USL was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, USL and the Related Public Funds, other than BNO, USCI, CPER, and USAG, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. USL expressly disclaims any association with the NYMEX or endorsement of USL by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USL may engage in the trading of futures contracts, options on futures contracts and swaps (collectively, “derivatives”). USL is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USL may enter into futures contracts, options on futures contracts and swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities.

Futures contracts, options on futures contracts, and swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USL has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

All of the futures contracts held by USL through December 31, 2016, were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if USL were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. USL has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, USL bears the risk of financial failure by the clearing broker.

USL’s cash and other property, such as Treasuries, deposited with an FCM are considered commingled with all other customer funds, subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of USL’s assets posted with that FCM; however, the majority of USL’s assets are held in Treasuries, cash and/or cash equivalents with USL’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of USL’s custodian, however, could result in a substantial loss of USL’s assets.

USCF invests a portion of USL’s cash in money market funds that seek to maintain a stable per share NAV. USL is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2016 and December 31, 2015, USL held investments in money market funds in the amounts of $37,000,000 and $7,000,000, respectively. USL also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada, London, United Kingdom, Grand Cayman, Cayman Islands and Nassau, Bahamas, which are subject to U.S. regulation and regulatory oversight. As of December 31, 2016 and December 31, 2015, USL held cash deposits and investments in Treasuries in the amounts of $87,370,598 and $83,701,240, respectively, with the custodian and futures commission merchant. Some or all of these amounts may be subject to loss should USL’s custodian and/or futures commission merchant cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USL is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USL pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USL’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USL has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USL are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2016, 2015 and 2014. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Per Share Operating Performance:
Net asset value, beginning of year	$17.00	$26.59	$42.83
Total income (loss)	3.52	(9.41)	(15.85)
Net expenses	(0.13)	(0.18)	(0.39)

Net increase (decrease) in net asset value	3.39	(9.59)	(16.24)

Net asset value, end of year	$20.39	$17.00	$26.59

Total Return	19.94%	(36.07)%	(37.92)%

Ratios to Average Net Assets
Total income (loss)	27.09%	(37.86)%	(34.74)%
Management fees	0.60%	0.60%	0.60%
Expenses excluding management fees	0.12%	0.20%	0.33%
Net income (loss)	26.36%	(38.65)%	(35.66)%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USL.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2016 and 2015.

	First Quarter 2016	Second Quarter 2016	Third Quarter 2016	Fourth Quarter 2016
Total Income (Loss)	$1,522,157	$19,948,048	$(2,704,986)	$11,414,019
Total Expenses	168,348	208,254	206,706	222,565
Net Income (Loss)	$1,353,809	$19,739,794	$(2,911,692)	$11,191,454
Net Income (Loss) per Share	$(0.65)	$2.99	$(0.59)	$1.64

	First Quarter 2015	Second Quarter 2015	Third Quarter 2015	Fourth Quarter 2015
Total Income (Loss)	$(5,092,160)	$8,888,385	(19,144,755)	$(12,030,910)
Total Expenses	125,096	174,595	141,411	134,404
Net Income (Loss)	$(5,217,256)	$8,713,790	(19,286,166)	$(12,165,314)
Net Income (Loss) per Share	$(2.63)	$2.88	(6.39)	$(3.45)

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

USL values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of USL (observable inputs) and (2) USL’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of USL’s securities at December 31, 2016 using the fair value hierarchy:

At December 31, 2016	Total	Level I	Level II	Level III
Short-Term Investments	$106,896,715	$106,896,715	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	17,277,775	17,277,775	—	—

During the year ended December 31, 2016, there were no transfers between Level I and Level II.

The following table summarizes the valuation of USL’s securities at December 31, 2015 using the fair value hierarchy:

At December 31, 2015	Total	Level I	Level II	Level III
Short-Term Investments	$52,963,042	$52,963,042	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(19,971,629)	(19,971,629)	—	—

During the year ended December 31, 2015, there were no transfers between Level I and Level II.

Effective January 1, 2009, USL adopted the provisions of Accounting Standards Codification 815 – Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value at December 31, 2016	Fair Value at December 31, 2015
Futures - Commodity Contracts	Assets	$17,277,775	$(19,971,629)

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2016		For the year ended December 31, 2015		For the year ended December 31, 2014
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$(7,435,894)		$(24,569,061)		$402,190

	Change in unrealized gain (loss) on open positions		$37,249,404		$(2,875,569)		$(18,738,510)

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In August 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2015-14, Revenue from Contracts with Customers, modifying ASU 2014-09. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14 is effective for fiscal years beginning on or after December 15, 2016, and interim periods within those annual periods. Early application is permitted. At this time, management does not believe there will be any impact to the Fund’s financial statements.

NOTE 10 – SUBSEQUENT EVENTS

USL has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.